100 Allstate Parkway, Suite 303, Markham, Ontario, L3R 6H3 · TEL: 905.415.2511 · FAX: 905.415.2011 · www.nvsca.ca

NVS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Novo Integrated Sciences, Inc. of our report dated November 20, 2019, relating to the financial statements, which appears in Novo Integrated Sciences, Inc.'s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 9, 2020.

NVS Professional Corporation

NVS Professional Corporation
(formerly NVS Chartered Accountants Professional Corporation)
Markham, Ontario
February 19, 2021